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Exhibit 23-a

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K/A, into the Company's previously filed registration statement file nos. 33-40356, 33-40357, 33-52635, 33-52637, 33-58407, 33-58409, 33-59445, 333-02133, 333-07309, 333-15283, 333-25241, 333-25569, 333-25623, 333-32023, 333-32416, 333-37419, 333-37619, 333-37898, 333-37900, 333-40354, 333-42642, 333-47590, 333-47656, 333-66169, 333-80943, 333-80945, 333-88669, 333-94059, 333-94977, 333-56806, 333-56808, 333-61488, 333-61490, 333-56356, and 333-56418.

/s/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP

Minneapolis, Minnesota
July 11, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS